UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

iSpecimen Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

iSpecimen Inc.
8 Cabot Road, Suite 1800

Woburn, MA 01801

                , 2025

Dear Fellow Stockholders:

On behalf of the board of directors (“Board of Directors”) of iSpecimen Inc., I cordially invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of iSpecimen Inc., which will be held virtually via the internet, commencing at 10:00 a.m. Eastern Time on December 31, 2025. In order to attend the meeting, you must log on to http://viewproxy.com/ISPC2025/ and enter the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.	To elect two (2) Class I directors each to serve for a three-year term that expires at the 2028 Annual Meeting of Stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal;

2.	To ratify the appointment of Bush & Associates CPA LLC as our independent registered public accounting firm for the year ending December 31, 2025;

3.	To approve the iSpecimen Inc. 2025 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

To all stockholders of record at the close of business on November 3, 2025, attached to this letter are a Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. Please vote by phone, electronically over the Internet or via mail by returning your signed proxy card in the envelope provided.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Name: Robert Bradley Lim
Title: Chief Executive Officer

iSpecimen Inc.
8 Cabot Road, Suite 1800

Woburn, MA 01801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 31, 2025

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of iSpecimen Inc., a Delaware corporation (“we”, “us”, “our” or similar terminology), will be held on December 31, 2025, at 10:00 a.m. Eastern Time. The Annual Meeting will be held as a virtual meeting, for the following purposes:

1.	To elect two (2) Class I directors each to serve for a three-year term that expires at the 2028 Annual Meeting of Stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal;

2.	To ratify the appointment of Bush & Associates CPA LLC as our independent registered public accounting firm for the year ending December 31, 2025;

3.	To approve the iSpecimen Inc. 2025 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business for the Annual Meeting are described in the accompanying Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on November 3, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet on December 31, 2025, at 10:00 a.m. Eastern Time. Because the Annual Meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting, vote, and submit your questions on the day of the Annual Meeting via the Internet by visiting www.virtualshareholdermeeting.com/ISPC2025 and entering the 16-digit control number included on your proxy card. The unique control number allows us to identify you as a stockholder and will enable you to securely log on and vote during the Annual Meeting on the meeting website. Stockholders of record will not be able to ask questions online during the Annual Meeting. If you would like to submit a question prior to the Annual Meeting, please visit www.ProxyVote.com with your 16-digit control number and use the Questions for Management feature on the site.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 31, 2025. The accompanying Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), are available at proxyvote.com.

We will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement and our 2024 Annual Report via the Internet and how to vote online or by mail with a completed proxy card or by phone. The Notice of Internet Availability of Proxy Materials and the Proxy Statement also contain instructions on how you can receive a paper or electronic copy of the proxy materials. If you elect to receive a paper or electronic copy of our proxy materials, our 2024 Annual Report will be sent to you along with the accompanying Proxy Statement.

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about [*], 2025.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote by mailing a completed proxy card, by phone or the Internet.

By Order of the Board of Directors,

Name: Robert Bradley Lim
Title: Chief Executive Officer

Woburn, MA

                             , 2025

i

ii

iSpecimen Inc.
8 Cabot Road, Suite 1800

Woburn, MA 01801

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 31, 2025

This proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of iSpecimen Inc. (the “Company,” “Corporation,” “iSpecimen,” “we,” “us,” or “our”), in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about [*], 2025.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

On or about [*], 2025, we will mail to our stockholders of record at the close of business on November 3, 2025 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access proxy materials via the Internet and how to vote online. The proxy materials are available at proxyvote.com. As a result, you will not receive paper copies of the proxy materials unless you request one. All stockholders are able to access the proxy materials on the website referred to in the Notice and in this Proxy Statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

You are receiving this Proxy Statement and proxy card from the Company because, at the close of business on November 3, 2025, the Record Date, you were a holder of record of shares of common stock of the Company. This Proxy Statement describes the matters that will be presented for your consideration at the Annual Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●	Proposal No. 1: To elect two (2) Class I directors each to serve for a three-year term that expires at the 2028 Annual Meeting of Stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. This proposal is referred to as the “Director Election Proposal.”

●	Proposal No. 2: To ratify the appointment of Bush & Associates CPA LLC as our independent registered public accounting firm for the year ending December 31, 2025. This proposal is referred to as the “Auditor Ratification Proposal.”

●	Proposal No. 3: To approve the iSpecimen Inc. 2025 Stock Incentive Plan. This proposal is referred to as the “2025 Stock Incentive Plan Proposal.”

●	Proposal No. 4: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. This proposal is referred to as the “Adjournment Proposal.”

In addition, at their discretion, the proxies if designated as such are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope or via email.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were [*] shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our shares entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. If you sign and return your paper proxy card via mail or email, or authorize a proxy to vote electronically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Under the rules of various national and regional securities exchanges interpretations that govern broker non- votes, Proposal Nos. 1 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting (the “Chair”) or (ii) a majority in voting power of the stockholders entitled to at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We ask that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

●	by Phone - call the toll-free number 1-800-690-6903 and follow the instructions on your proxy card and the recorded telephone instructions; or

●	by Internet - Following the instructions on the Notice or the proxy card, which you may have received by mail, you can vote by Internet, prior to or at the Annual Meeting before the polls close; or

●	by Mail - You can vote by mail by signing, dating and mailing the proxy card using the return envelope, which you may have received by mail.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December 30, 2025.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be conducted virtually via live webcast available at www.virtualshareholdermeeting.com/ISPC2025. You are entitled to participate in the Annual Meeting if you were a stockholder on November 3, 2025, which is the Record Date, or hold a valid proxy for the Annual Meeting.

To be admitted to the Annual Meeting via live webcast, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or ask questions during the Annual Meeting.

You may begin to log in to the meeting platform beginning at 9:45 a.m., Eastern Time, on December 31, 2025. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on December 31, 2025.

Will I be able to ask questions at the Annual Meeting?

We will not have a segment for stockholder questions during the Annual Meeting. Questions can only be submitted prior to the Annual Meeting until December 30, 2025 at 11:59 p.m. Eastern Time. Questions can be submitted prior to the Annual Meeting by visiting www.ProxyVote.com with your control number and using the Questions for Management feature on the site.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

●	Stockholders of record will not be able to ask questions online during the Annual Meeting. You may submit questions and comments electronically through the meeting portal only prior to the Annual Meeting until December 30, 2025 at 11:59 p.m. Eastern Time.

●	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments prior to the Annual Meeting.

●	Questions pertinent to the Annual Meeting and related to our business will be answered during the webcast, subject to time constraints. Any such questions that cannot be answered live due to time constraints will be posted and answered on our website, https://ispecimen.com as soon as practical after the Annual Meeting.

●	Questions may be omitted if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

●	No audio or video recordings of the Annual Meeting are permitted.

How does the Board recommend that I vote?

The Board recommends that you vote your shares of common stock FOR each director nominee in Proposal No. 1, FOR Proposal No. 2, and FOR Proposal No. 3. In addition, at their discretion, the proxies if designated as such are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the votes required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: The Director Election Proposal	A majority of the votes cast at the Annual Meeting by the holders of stock entitled to vote in the election of directors.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(2)

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 2: The Auditor Ratification Proposal	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(1)	Yes(3)

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 3: The 2025 Stock Incentive Plan Proposal	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(1)	Yes(3)

(1)	A vote marked as “withhold” or “abstain” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(2)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(3)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

The appointed inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by phone, Internet, or mail if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than December 30, 2025 at 11:59 p.m. Eastern Time;

●	voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on December 30, 2025;

●	attending the Annual Meeting, virtually, and voting at the Annual Meeting on December 31, 2025;

●	submitting a properly signed proxy card with a later date that is received no later than December 30, 2025 at 11:59 p.m. Eastern Time; or

●	if you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Your most recent proxy card or Internet proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Are there any rights of appraisal?

None of Delaware law, our Fourth Amended and Restated Certificate of Incorporation or our Third Amended and Restated Bylaws, each as currently in effect, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, you will have no right to dissent and obtain payment for your shares.

Our Principal Executive Offices

Our principal executive offices are located at 8 Cabot Road, Suite 1800, Woburn, MA 01801. Our telephone number is (781) 301-6700.

PROPOSAL NO. 1 - THE DIRECTOR ELECTION PROPOSAL

Board Size and Structure

Our Board of Directors currently consists of four (4) directors. Our Bylaws provide that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which shall consist of not less than three (3) directors and not more than nine (9) directors.

Our Bylaws provide for a Board of Directors divided into three classes, designated as Class I Directors, Class II Directors and Class III Directors, with only one class of directors being elected each year and each class serving a three-year term.

The term of office of the Class I directors, consisting of Ms. Siyun Yang and Mr. Robert Bradley Lim, will expire at our 2028 annual meeting of stockholders (the “2028 Annual Meeting”), or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal.

The term of office of the Class II Directors, consisting of Mr. Avtar Dhaliwal, will expire at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

The term of office of the Class III directors, consisting of Mr. Anthony Lau, will expire at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”), unless he is re-elected at such meeting.

Current Directors and Terms

Our current directors, their respective positions and terms of office are set forth under the heading “Directors and Officers” on page 13 of this Proxy Statement.

Nominees for Class III Directors

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Ms. Siyun Yang and Mr. Robert Bradley Lim, as nominees for election as Class I Directors. If elected by the stockholders at the Annual Meeting, they will each serve for a three-year term expiring at the 2028 Annual Meeting, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal.

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Siyun Yang and Mr. Robert Bradley Lim as Class I Directors. We expect that the nominees will serve if elected.

However, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who is designated by our Board of Directors to fill the resulting vacancy. If you own your stock through a broker, bank, or other nominee and you do not give voting instructions, then your shares will not be voted on this matter. The Board of Directors has no reason to believe that either of the nominees will be unable to serve.

Information about Board Nominees

This Proxy Statement under the heading “Directors and Officers” on page 13 includes certain biographical information as of November [*], 2025 for each nominee for director, including all positions she holds, her or his principal occupation and business experience, and the names of other publicly held companies of which the director or nominee currently serves as a director or has served as a director.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Vote Required

The election of each of the Class I directors requires a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES SUBMITTED PURSUANT TO THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 2 - AUDITOR RATIFICATION PROPOSAL

Appointment of Independent Registered Public Accounting Firm

The audit committee of our Board appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s capabilities relative to our business; and the firm’s knowledge of our operations. Bush & Associates CPA LLC has served as our independent registered public accounting firm since March 10, 2025. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Bush & Associates CPA LLC to serve as our independent registered public accounting firm for the year ending December 31, 2025. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to reconsider its appointment.

Representatives of Bush & Associates CPA LLC are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related and All Other Fees

We engaged Bush & Associates CPA LLC (“Bush & Associates”) as our independent registered public accounting firm for fiscal 2024. The table below shows the aggregate fees billed for professional services for the audits and audit-related fees of the Company’s annual financial statements included in this Annual Report for the year ended December 31, 2024 by Bush & Associates and for the year ended December 31, 2023 by Wolf & Company, P.C. (“Wolf & Company”), our independent registered public accounting firm for fiscal years 2023 and 2022.

	2024	2023
Audit fees(1)	$426,875	$202,525
Audit-Related fees(2)	132,000	-
Total	$558,875	$202,525

(1)	This category includes the audit of our annual financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those fiscal periods.

(2)	This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuance.

Audit Committee’s Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by our audit committee prior to the completion of the audit). Our audit committee may form and delegate authority to subcommittees of our audit committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to our full audit committee at its next scheduled meeting.

In 2023, the audit committee adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accounting firm pursuant to which the audit committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the registered accountants’ independence.

Audit Committee Report

A brief description of the principal functions of the audit committee is included in this Proxy Statement under the discussion of “Committees of the Board of Directors - Audit Committee.” Under the audit committee charter, the audit committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Corporation, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Corporation’s independent registered public accounting firm and (4) the compliance by the Corporation with legal and regulatory requirements. It also shall review and approve all related-party transactions. There were no related-party transactions in 2024 requiring review and approval.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with management of the Corporation. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Audit Committee of the Board of Directors:

Mr. Anthony Lau (Chair of the Audit Committee)

Mr. Avtar S. Dhaliwal

Ms. Siyun Yang

Vote Required

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Auditor Ratification Proposal. Abstentions will have no effect on the outcome of the vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL NO. 3 - APPROVAL OF THE iSPECIMEN INC. 2025 STOCK INCENTIVE PLAN

Overview

Our Board has adopted, subject to stockholder approval, the iSpecimen Inc. 2025 Stock Incentive Plan (the “2025 Plan”). The 2025 Plan is intended to supplement the Company’s existing Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) by providing additional shares available for future equity-based awards. As of October 28, 2025, 73,084 shares of common stock remained available for issuance under the 2021 Plan, which will continue in effect in accordance with its terms.

The purpose of the 2025 Plan is to enable the Company to continue to attract, retain, and motivate employees, officers, directors, consultants, and other service providers who contribute to the Company’s success and to align their interests with those of our stockholders through the ownership of the Company’s common stock.

The 2025 Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock-based awards, each as determined by the Compensation Committee of the Board (the “Committee”). If approved by our stockholders, the 2025 Plan will become effective as of December 31, 2025.

A total of 1,000,000 shares of our common stock will be reserved for issuance under the 2025 Plan, subject to adjustment in the event of stock splits, stock dividends, recapitalizations, or similar events. No automatic annual increases (evergreen feature) are included in the 2025 Plan. Shares subject to awards that expire, are canceled, or otherwise terminate without having been exercised or settled will again become available for issuance under the 2025 Plan. The 2025 Plan will be administered by the Committee, which will have full authority to interpret the plan and to determine award recipients, the number of shares subject to each award, and all other terms and conditions of awards.

The 2025 Plan will remain in effect for ten (10) years unless earlier terminated by the Board. The Board may amend, modify, or terminate the 2025 Plan at any time, subject to stockholder approval to the extent required by law or applicable Nasdaq rules.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE iSPECIMEN INC. 2025 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4 - THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates, at the determination of the Board. In no event will the Board adjourn the Annual Meeting beyond the date by which it may properly do so under the Fourth Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

Vote Required

The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Adjournment Proposal. Abstentions will have no effect on the outcome of the vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

DIRECTORS AND OFFICERS

The following is a list of our directors and executive officers as of November [*], 2025, along with the specific information required by Rule 14a-3 of the Exchange Act:

Name	Age	Position
Robert Bradley Lim	32	Chief Executive Officer, Treasurer, Secretary and Director
Yuying Liang	34	Chief Financial Officer
Katharyn (Katie) Field	41	President
Siyun Yang	27	Director
Anthony Lau	40	Director
Avtar Dhaliwal	30	Director

Robert Bradley Lim has been serving as our Chief Executive Officer and director since December 2024. Mr. Lim also serves as a Treasurer and Secretary of the Company. Mr. Lim is the Principal and Co-founder of De Novo Law Corporation, a Vancouver-based law firm specializing in corporate/commercial law and civil litigation. Mr. Lim currently serves as a director of Qualigen Therapeutics Inc. (Nasdaq: QLGN) since July 2024 and has served as a director of Aerwins Technology Ltd. from July 2023 – July 2024. Mr. Lim holds a Bachelor of Commerce from the University of British Columbia and a Juris Doctor from Thompson Rivers University.

Yuying Liang has been serving as our Chief Financial Officer since December 2024. Ms. Liang is the Principal and Director of Canmore Financial Services Inc. and Yuying Liang Professional Corp. with significant experience in corporate accounting, financial reporting, and CFO services. Ms. Liang has worked extensively with public and private companies across multiple sectors, providing financial leadership and strategic guidance. Ms. Liang holds a Bachelor of Business Administration from Simon Fraser University and holds the professional designation of chartered professional accountant (CPA). Ms. Liang is CFO and Director of Modern Plant Based Foods Inc., Montego Resources Inc. and Ultra Brands Ltd.; the CFO of BlockchainK2 Corp, Goldhills Holding Ltd., Intact Gold Corp., Kincora Copper Limited and Transatlantic Mining Corp.

Katharyn (Katie) Field been serving as our President since February 2025 and was previously a director from September 2024 until her appointment as President. Ms. Field has a background which includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. Ms. Field is currently the chief executive officer and Chairman of Halo Collective Inc., a cannabis company, where she has served since May 2019, an Executive Director at Akanda Corporation (Nasdaq: AKAN), a medical cannabis company, where she has served since June 2022, and a director and Vice President of Virpax Pharmaceuticals, Inc., a preclinical-stage pharmaceutical company, where she has served as director since July 2024. Previously, she served as a director of Elegance Brands from March 2021 until March 2022. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed from 2018 to 2019. Ms. Field holds an MBA in Economics from Columbia Business School and a BA in Public Policy with honors from Stanford University. Ms. Field is well-qualified to serve as President of the Company due to her experience and expertise in strategy consulting and executive leadership.

Siyun Yang has been serving as an independent director of the Company since February 2025. She also serves on the Audit Committee and Nominating and Corporate Governance Committee of the Board. Ms. Yang is an Associate Attorney at Quill & Arrow LLP, specializing in consumer protection and product liability litigation. Previously, she served as In-House Counsel at Halo Collective Inc., overseeing regulatory compliance, corporate transactions, and litigation matters related to cannabis operations and intellectual property. Prior to that, she was a Provisional Licensed Lawyer at Di Li Law, PC, where she focused on trademark filings, oppositions, and intellectual property matters. Ms. Yang holds an LL.M. in International Comparative Law from UCLA School of Law and an LL.B. in International Economic Law from East China University of Political Science and Law. Her expertise in litigation, corporate governance, and data analytics enhances the Board’s oversight capabilities.

Anthony Lau has been serving as a director of the Company since June 2025. He also serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Lau currently serves as Director, Chief Executive Officer, and Chief Financial Officer of Remington Resources, Inc., a Canadian resource company, a position he has held since 2021. He brings to the Board significant leadership and financial management experience, having overseen corporate strategy, operations, and capital markets activities in his executive role. Mr. Lau received his undergraduate degree from the British Columbia Institute of Technology. Mr. Lau is well-qualified to serve on the Board due to his extensive experience as a senior executive and director of a public company, with expertise in corporate governance, finance, and executive management.

Avtar Dhaliwal has been serving as our director since September 2024. Mr. Dhaliwal has served as a director and a member of the compensation committee of the board of Halo Collective Inc. since March 2022, which is a cannabis extraction company that develops and manufactures quality cannabis oils and concentrates, and he has been a member of its audit committee of the board in August 2024. Since August 2024, Mr. Dhaliwal has been a director of Advent Technologies Holdings Inc., a US corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector. Since December 2021, Mr. Dhaliwal has been the Chief Executive Officer of Modern Plant Based Foods, a Canadian food company that offers a portfolio of plant-based products. Previously, Mr. Dhaliwal worked in operations and logistics with Modern Plant Based Foods Inc. beginning in October 2019, and has also been the Chief Executive Officer of Pontus Protein Ltd., an agricultural food and technology company focused on creating and acquiring the best technology, since March 2022. From January 2024 until May 2024, Mr. Dhaliwal was the Chief Executive Officer and a director of Trilogy AI, a company committed to transforming the beauty industry through its artificial intelligence technology. Mr. Dhaliwal holds a Bachelor of Science in Biology from the University of British Columbia Okanagan. Mr. Dhaliwal is well-qualified to serve on the Board due to his management experience across multiple industries.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Composition of our Board of Directors

Our Board currently consists of four (4) directors. Our certificate of incorporation, as amended, and bylaws, as amended, provide that our Board can consist of any number of directors as voted on and approved by the Board. Our Board is divided into three classes, designated as Class I, Class II and Class III directors, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class I directors, consisting of Ms. Yang and Mr. Lim will expire at our 2025 annual meeting of stockholders. The term of office of the Class II directors, consisting of Mr. Dhaliwal, will expire at our 2026 annual meeting of stockholders. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

As our common stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Nasdaq Listing Rule 5605(a)(2). Our Board has affirmatively determined that each of Mr. Lau, Mr. Dhaliwal and Ms. Yang are “independent directors,” as that term is defined in the Nasdaq rules. Under the Nasdaq rules, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our Board’s audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our Board, or any other committee of our Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Committees of Our Board of Directors

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, compensation committee, and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

We have established an audit committee of the Board. Mr. Lau, Mr. Dhaliwal and Ms. Yang serve as members of our audit committee, and Mr. Lau chairs the audit committee. Each member of the audit committee is financially literate, and our Board has determined that Mr. Lau qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter that is available to stockholders on the Company’s website, which details the principal functions of the audit committee, including:

➢	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

➢	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

➢	discussing with management major risk assessment and risk management policies;

➢	monitoring the independence of the independent auditor;

➢	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

➢	reviewing and approving all related-party transactions;

➢	inquiring and discussing with management our compliance with applicable laws and regulations;

➢	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

➢	appointing or replacing the independent auditor;

➢	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

➢	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

➢	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Board reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that all current members of our audit committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Compensation Committee

We have established a compensation committee of the Board. Mr. Lau, Ms. Yang and Mr. Dhaliwal serve as members of our compensation committee. Ms. Yang chairs the compensation committee.

We have adopted a compensation committee charter that is available to stockholders on the Company’s website at https://investors.ispecimen.com/governance-documents, which details the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

➢	reviewing and approving the compensation of all our other executive officers;

➢	reviewing our executive compensation policies and plans;

➢	implementing and administering our incentive compensation equity-based remuneration plans;

➢	assisting management in complying with our proxy statement and annual report disclosure requirements;

➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

➢	if required, producing a report on executive compensation to be included in our annual proxy statement; and

➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the Board. Mr. Dhaliwal, Mr. Lau and Ms. Yang serve as members of our nominating and corporate governance committee. Mr. Dhaliwal chairs the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter that is available to stockholders on the Company’s website at https://investors.ispecimen.com/governance-documents, which details the principal functions of the nominating and corporate governance committee, and which provides that persons to be nominated to serve as directors:

➢	should have demonstrated notable or significant achievements in business, education or public service;

➢	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

➢	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Board Meetings and Attendance

During its fiscal year ended December 31, 2024, the Board met from time to time informally and acted by written consent on numerous occasions.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board’s compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or compensation committee.

Section 16 Filings

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our directors and executive officers and persons who own more than ten percent (10%) of our common stock (“Section 16 Insiders”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge based solely on a review of the copies of such reports furnished to us and the Section 16 Insiders’ representations to us, for the year ended December 31, 2024, our Section 16 Insiders complied with their respective filing requirements under Section 16(a) on a timely basis.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics has been posted on our website, www.ispecimen.com. In addition, we post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following discussion of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

The discussion below includes a review of our compensation decisions with respect to fiscal years 2024 and 2023 for our “named executive officers,” or NEOs, namely our principal executive officer, our two other most highly compensated executive officers and two additional persons for whom disclosure would have been provided but for the fact that they were not serving as our executive officers as of December 31, 2023.

In 2024 and 2023, we compensated our NEOs through base salary, as described below. Our officers are also eligible for the standard benefits programs we offer all employees.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for fiscal years 2024 and 2023.

				Stock	Option	All other
		Salary	Bonus	awards	awards	compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)	($)
Robert Bradley Lim (2)	2024	$—	$—	$—	$—	$—	$—
Chief Executive Officer, Treasurer, Secretary and Director	2023	$—	$—	$—	$—	$—	$—
Yuying Liang (4)	2024	$—	$—	$—	$—	$—	$—
Chief Financial Officer	2023	$—	$—	$—	$—	$—	$—
Tracy Curley (1)	2024	$329,314	$—	$—	$—	$—	$329,314
Former Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2023	$350,000	$87,500	$—	$—	$—	$437,500
Benjamin Bielak (3)	2024	$191,954	$215,000	$—	$—	$—	$406,594
Former Chief Information Officer	2023	$326,000	$65,200	$—	$—	$—	$391,200

1)	Tracy Curley served as our Chief Financial Officer since August 2020, Treasurer since July 2021 and director since May 2023 until her departure. She became the Interim Chief Executive Officer on September 21, 2022 and was appointed as the Company’s full-time Chief Executive Officer on January 9, 2023. Tracy Curley’s departure from the Company was effective as of November 8, 2024.

2)	Robert Lim was appointed as Chief Executive Officer on December 12, 2024.

3)	Benjamin Bielak resigned as Chief Information Officer effective July 15, 2024.

4)	Yuying Liang was appointed as Chief Financial Officer on December 13, 2024.

Employment Agreements

We have entered into independent consulting agreements with each of our Chief Executive Officer and Chief Financial Officer. and have also entered into an employment agreement with our President.

Katharyn Field

We entered into an employment agreement with Ms. Field, effective as of February 28, 2025, appointing her as President of the Company. The agreement provides for an annual base salary of $240,000, payable in accordance with the Company’s standard payroll schedule. Ms. Field is also eligible to participate in the Company’s Stock Incentive Plan and receive standard fringe benefits available to full-time employees. Under the terms of the agreement, Ms. Field’s employment is at-will and may be terminated by either party with thirty (30) days’ notice.

Robert Bradley Lim

We entered into an independent contractor agreement with Mr. Lim, effective as of December 9, 2024, through his personal corporation, 1513932 B.C. Ltd., a company incorporated under the laws of the Province of British Columbia, Canada appointing him as Chief Executive Officer of the Company and a member of the Board of Directors, which, by its terms, will remain in effect from year to year and may be terminated by the Board of Directors of the Company at any time with or without notice, and with or without cause.

Under the terms of the Agreement, the Company will pay 1513932 B.C. Ltd. an annual fee of $270,000, payable in equal monthly installments of $22,500.

This Agreement does not create an employer-employee, partnership, or joint venture relationship between the parties. Mr. Lim will be entitled to severance payments. If the Mr. Lim is to be terminated by the Company without Cause, or in the event that the Mr. Lim terminates this Agreement for Good Reason, the Company agrees to provide the Contractor with severance payment equivalent of $67,500.

On December 27, 2024, by written consent, the Board of Directors appointed Mr. Lim to the additional roles of Treasurer and Secretary of the Company in accordance with the Company’s Second Amended and Restated Bylaws. There were no changes to Mr. Lim’s compensation or other terms of employment in connection with this appointment.

Yuying Liang

We entered into an engagement agreement with Ms. Liang, effective as of December 13, 2024, appointing her as Chief Financial Officer, which, by its terms, will remain in effect from year to year unless amended in writing by both parties or terminated by 60 days written notice from either party.

If there should be a Change of Control, Ms. Liang may terminate its obligations under this engagement within 90 days following the Change of Control by giving 30 days-notice in writing to the Company.

For the purposes of this engagement, a “Change of Control” shall be deemed to have occurred when: a person becomes a “control person” (as defined in the Securities Act); a majority of the directors are not individuals nominated by the Company’s then incumbent Board of Directors; or any person or group of persons acquires the ability, directly or indirectly to direct the management and policies of the Company through: the legal or beneficial ownership of voting securities; the right to appoint managers, directors or corporate management; contract; operating agreement; voting trust.

Under the terms of this agreement, Ms. Liang is paid an approximate annual base salary of $300,000, which is to be paid on a monthly basis of $25,000 plus applicable taxes. Should any circumstances cause fees to exceed the proposed amount Ms. Liang will inform the Company in advance to obtain the approval of such additional fees. If such approval is not obtained, the Company will not be billed outside the proposed amount.

Separation Agreements

Tracy Curley

On November 8, 2024, the Company and Tracy Curley mutually agreed to end her employment. The parties dispute whether she resigned or was terminated. Additionally, on the same date, Curley resigned from the Board due to differences regarding the Company’s future direction. The Company has since taken steps to ensure a smooth leadership transition.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding all outstanding stock options and restricted stock held by each of our named executive officers as of December 31, 2024:

	Option Awards				Stock awards
	Number of	Number of			Number of	Market value
	securities	securities			shares	of shares
	underlying	underlying			of units of	of units of
	unexercised	unexercised	Option		stock that	stock that
	options (#)	options (#)	exercise	Option	have not	have not
Name	exercisable	unexercisable	price ($)	expiration date	vested (#)	vested ($)
Tracy Curley	2,942	—	$32.20	October 31, 2032	—	$—
John Brooks	500	—	$28.20	January 2, 2033	—	$—
John Brooks	500	—	$10.50	January 2, 2034	—	—
John Brooks	677	—	$160.00	July 29, 2031	—	—
Avtar Dhaliwal	168	—	$5.12	September 24, 2034	—	—
Kathryn Field	168	—	$5.12	September 24, 2034	—	—
Richard Paolone	168	—	$5.12	September 24, 2034	—	—

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Non-Employee Director Compensation

The following table sets forth information regarding the total compensation paid to our current non-employee directors during 2024 for their service on our Board. Our directors who are employed by us do not receive any additional compensation for serving on our Board.

				Non-equity	Non qualified
	Fees			incentive	deferred
Name and	earned		Option	plan	compensation	All other
Principal	or paid	Stock	awards	compensation	earnings	compensation
Position	in cash($)	awards($)	($)(10)	($)	($)	($)	Total($)
Andrew L. Ross(1)
Former Director	$14,556	$—	$1,300	—	—	—	$15,856
Steven Gullans(2)
Former Director	$25,679	$—	$—	—	—	—	$25,679
John L. Brooks III(3)
Director	$31,250	$—	$1,300	—	—	—	$32,550
Theresa Mock(4)
Former Director	$25,679	$—	$—	—	—	—	$25,679
Elizabeth Graham(5)
Former Director	$14,164	$—	$—	—	—	—	$14,164
Katharyn Field(6)
Former Director	$9,226	$—	$104	—	—	—	$9,330
Avtar Dhaliwal(7)
Director	$8,237	$—	$104	—	—	—	$8,341
Richard Paolone(8)
Director	$8,237	$—	$104	—	—	—	$8,341

1)	Andrew L. Ross was appointed in January 2012 and resigned on July 25, 2024.

2)	Steven Gullans was appointed in October 2020 and resigned on September 26, 2024.

3)	John L Brooks III was appointed in June 2021 and resigned on June 18, 2025.

4)	Theresa Mock was appointed on May 24, 2023 and resigned on September 26, 2024

5)	Elizabeth Graham was on May 26, 2024 and resigned on September 26, 2024.

6)	Katharyn Field was appointed on September 26, 2024 and resigned on February 19, 2025.

7)	Avtar Dhaliwal was appointed on September 26, 2024.

8)	Richard Palone was appointed on September 26, 2024 and resigned on June 18, 2025.

On July 30, 2021, our Board adopted and approved a director compensation policy (the “Initial Non-Employee Director Compensation Policy”), which provided for each of the non-employee directors (i) an annual retainer of $20,000, payable quarterly, (ii) equity compensations (including NSOs with a vesting schedule of three years to purchase 13,525 shares of common stock at the fair market value and annual RSUs which vested in four equal quarterly tranches) under the 2021 Plan, and (iii) travel expense reimbursement. The Initial Non-Employee Director Compensation Policy was amended, as of November 30, 2022, in an Amended and Restated Non-Employee Director Compensation Policy. The Amended and Restated Non-Employee Director Compensation Policy provides for each of the non-employee directors:

(i) an initial non-qualified ten-year stock option grant upon commencement of service on the Board equal to (x) 834 shares multiplied by (y) the number of months (including the month of commencement of service on the Board) that such director will serve during his or her first calendar year at an exercise price equal to 100% of the fair market value of our common stock vesting in four equal quarterly installments and subject to certain adjustments;

(ii) an annual non-qualified ten-year stock option grant on each January 2nd equal to 10,000 shares of our common stock at an exercise price equal to 100% of the fair market value of our common stock vesting in four equal quarterly installments and subject to certain adjustments;

(iii) an annual cash retainer of $20,000 plus an additional (x) $7,500 for each Board committee on which a director serves as chair and (y) $3,500 for each Board committee on which a director serves, but is not chair, which cash retainer is payable in for equal quarterly payments; and

(iv) travel expense reimbursement.

Equity Incentive Plans

Our Board has adopted, and our stockholders have approved, the iSpecimen Inc. 2013 Stock Incentive Plan and 2021 Plan. The number of shares issued, number of shares reserved for issuance, number of shares underlying outstanding stock options and number of shares remaining available for future issuance under each plan, as of December 31, 2024, are as follows:

				Weighted	Number of
			Number of	Average	Shares
	Number of		Shares	Exercise	Remaining
	Shares		underlying	Price of	Available for
	Reserved for	Number of	Outstanding	Outstanding	Future
Plan	Issuance	Shares Issued	Options	Options	Issuance
2013 Stock Incentive Plan	15,451	2,028	7,770	34.60	—
2021 Stock Incentive Plan	93,475	26,251	8,460	5.20	67,224

2013 Stock Incentive Plan

The 2013 Stock Incentive Plan was adopted by our Board and approved by our stockholders on April 12, 2013 to enhance our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by providing such persons with equity ownership opportunities and performance-based incentives. The 2013 Stock Incentive Plan similarly authorizes options, restricted stock, restricted stock units and other stock-based awards and grants our Board, or any committee to which the Board delegates such authority, the sole discretion in administering, interpreting, amending or accelerating the 2013 Stock Incentive Plan. Further, our Board may delegate to one or more officers of the Company the power to grant awards and exercise such other powers under the 2013 Stock Incentive Plan as the Board may determine, provided, that the maximum number of awards to be granted and the maximum number of shares issuable to any one participant by such officer or officers are fixed by the Board. No officer may designate himself or herself as a recipient of any such awards.

Awards may be made under the 2013 Stock Incentive Plan for up to 309,029 shares of our common stock. The shares of common stock underlying any unexercised award shall again be available for the grant of awards under the 2013 Stock Incentive Plan, subject to any limitations under the Code. No participant may be granted awards, over the ten-year term of the 2013 Stock Incentive Plan, equating to more than an aggregate of 50% of the shares of common stock available under the 2013 Stock Incentive Plan.

Our Board may grant participants of the 2013 Stock Incentive Plan options to purchase our common stock and determine the terms of such options (including the number of shares of common stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option). Incentive stock options and nonqualified stock options to purchase common stock may also be awarded under the 2013 Stock Incentive Plan. Any incentive stock options that, in the aggregate, become exercisable for the first time in any one calendar year for shares of common stock with an aggregate fair market value of more than $100,000 are deemed to be nonstatutory or nonqualified stock options. These options may not be granted at less than the fair market value of our common stock (or 110% of the fair market value if an incentive stock option is granted to any stockholder who owns beneficially more than 10% of the voting power of all classes of the issued and outstanding stock).

Our Board may also grant shares of restricted stock or restricted stock units. Participants holding shares of restricted stock are entitled to all ordinary cash dividends paid with respect to such shares unless otherwise provided by our Board. Further, within 120 days of the termination of a participant’s employment, for any reason, the Company may purchase any shares of unvested restricted stock awards at the lower of the original purchase or issue price to the participant, or the fair market value.

In addition, other stock-based awards including stock appreciation rights, bonus stock, phantom stock awards and stock units may be issued, entitling recipients to receive shares of common stock to be delivered in the future. Such other stock-based awards may be available as a form of payment in the settlement of other awards granted under the 2013 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. The 2013 Stock Incentive Plan also provides for substitute awards (the “2013 Substitute Awards”), which may be issued in connection with a merger or acquisition. The 2013 Substitution Awards may substitute any options or other stock or stock-based awards granted by any merged or acquired entity or its affiliate on such terms as our Board deems appropriate.

In the event of any stock split, reverse stock split, reclassification of shares, spin-off or similar change in capitalization or any dividend or distribution other than an ordinary cash dividend, the number and class of securities, exercise price per share and the terms of each outstanding award are to be adjusted equitably by the Company as determined by our Board. In the event of a reorganization, merger liquidation or similar transaction, the Board as the discretion to provide that awards are assumed, substituted, terminated immediately prior to the consummation of such event, declare them exercisable or provide cash consideration for such award.

We have the right to repurchase awards in the event a participant is terminated or leaves the Company regardless of the reason or cause.

Amended and Restated 2021 Stock Incentive Plan

On June 16, 2021, our Board and stockholders approved the 2021 Plan. Our Board approved certain amendments to the 2021 Plan, which were approved by the stockholders on May 25, 2022 and on May 24, 2023, respectively. On May 25, 2022, the Company’s stockholders approved amendments to the 2021 Plan to (i) set the maximum number of shares of the Company’s common stock that may be awarded to participants under the 2021 Plan as incentive stock options at 608,000 shares of common stock, (ii) revise the language relating to annual increases in the number of shares reserved for issuances of awards under the 2021 Plan so that it more clearly reflects the intent of such adjustment and (iii) make certain other non-material changes to the 2021 Plan.

On May 24, 2023, the stockholders approved an amendment to the 2021 Plan to (i) remove the automatic annual increase in the number of shares of common stock reserved for issuance under the 2021 Plan on each anniversary date of the 2021 Plan, in the event that 5% of the number of shares of common stock issued and outstanding on that date is more than the number of shares of common stock then currently reserved for issuance under the 2021 Plan, (ii) provide for the recoupment or clawback of awards granted under the 2021 Plan and (iii) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2021 Plan from 608,000 shares of common stock to 1,869,500 shares of common stock. The following is summary of the principal features of the 2021 Plan.

The purpose of the 2021 Plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential future contributions to us have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in our Company. The various types of incentive awards that may be provided under the plan are intended to enable our Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

The 2021 Plan grants our Board, or any committee to which the Board delegates such authority the sole discretion in administering, interpreting, amending or accelerating the 2021 Plan. The committee is comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Exchange Act. Subject to the provisions of the 2021 Plan, the committee will determine, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

There are 1,869,500 shares of common stock available for issuance under the 2021 Plan. The maximum number of shares of common stock that may be awarded under the 2021 Plan as incentive stock options is 1,671,290 shares. Shares of common stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2021 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the number of shares available under the plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such stock option.

We may grant awards under the 2021 Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of our Company or our subsidiaries.

Options. The 2021 Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the 2021 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock.

Stock Appreciation Rights. Under the 2021 Plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the 2021 Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2021 Plan will require that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. We will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.

Restricted Stock Units. Under the 2021 Plan, we may also award restricted stock units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Restrictions or conditions could also include, but are not limited to, the attainment of performance goals, continuous service with our Company, the passage of time or other restrictions or conditions. The committee determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock units awards. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the committee.

Other Stock-Based Awards. Under the 2021 Plan, we may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2021 Plan or any of our other plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock, as of November [*], 2025 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within sixty (60) days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Number of Shares of
	Common Stock Beneficially	Approximate Percentage of
Name and Address of Beneficial Owner(1)	Owned	Class(2)
Director and Executive Officers
Katharyn Field	Nil	0.00%
Avtar Dhaliwal	Nil	0.00%
Anthony Lau	Nil	0.00%
Robert Lim	Nil	0.00%
Yuying Liang	Nil	0.00%
All Directors and Officers as a Group (5 persons)		*
5% or Greater Stockholders
N/A	Nil	0.00%

*	Less than 1%*

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the fiscal years ended December 31, 2024 and 2023, there have not been, nor are there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2024, and any of our directors, executive officers, holders of more than 5% of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Policies and Procedures for Related Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of business conduct and ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.

In addition, our audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Employee, Officer and Director Hedging

We maintain a policy on insider trading that applies to all shares of our capital stock held by any director, officer or employee. The policy requires that all directors, officers and employees receive our pre-clearance before engaging in any transactions involving our shares of capital stock and prohibits all directors, officers or employees from taking part in any hedging transactions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Provisions of our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the Board.

Bylaws. Our certificate of incorporation and bylaws authorizes the Board to adopt, repeal, rescind, alter or amend our bylaws without stockholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board or by our Secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least 15% the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Staggered Board. Our bylaws provided that our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to the Annual Meeting) serving a three-year term. As a result, only a minority of the Board will be considered for election at every annual meeting of stockholders, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). The bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, the bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in the bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce the Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Indemnification of Directors and Officers

We are incorporated in the State of Delaware. The certificate of incorporation and bylaws provide that, to the fullest extent permitted by Delaware law, as it presently exists or may be amended from time to time, a director shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. And under Delaware law, this limitation of liability does not extend to, among other things, acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. So these provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director or officer.

The certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. As such, should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. This indemnification policy could therefore result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Furthermore, we intend to enter into indemnification agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions LLC. The transfer agent and registrar’s address is 1155 Long Island Avenue, Edgewood, New York, NY 11717 and its telephone number is 1-877-830- 4932.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit such proposals to the principal executive offices of the Company at 8 Cabot Road, Suite 1800, Woburn, MA 01801, Attention: Secretary, not later than 5:00 p.m. Eastern Time on February [*], 2026.

Stockholders intending to present a proposal at our 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that in the event that the date of the 2026 Annual Meeting is not more than 30 days in advance of or not later than 60 days after the anniversary of the previous year’s annual meeting, our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than 5:00 p.m. Eastern Time on January [*], 2026 and no later than the 5:00 p.m. Eastern Time on February [*], 2026, if the 2026 Annual Meeting is not more than 30 days in advance of or not later than 60 days after May [*], 2026. The notice must contain the information required by our Bylaws. On the other hand, in the event that the date of the 2026 Annual Meeting is at any other time, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of: (1) the 90th day prior to the 2026 Annual Meeting; (2) the close of business on the tenth day following the first day we disclose the 2026 Annual Meeting date in a press release via a national news dissemination service or in a document filed with SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Corporate Issuer Solutions LLC, in writing at 155 Long Island Avenue, Edgewood, New York, NY or via telephone at 1-877-830- 4932.

2024 ANNUAL REPORT

Our 2024 Annual Report is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. You can also access our 2024 Annual Report at https://investors.ispecimen.com/sec-filings.

Our 2024 Annual Report has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our 2024 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. All requests should be directed to the Secretary, iSpecimen Inc., 8 Cabot Road, Suite 1800, Woburn, MA 01801.

Annex A

Proxy Card

A-1

Annex B

iSPECIMEN INC. 2025 STOCK INCENTIVE PLAN

1. Purpose

The purpose of the iSpecimen Inc. 2025 Stock Incentive Plan (the “2025 Plan”) is to enable iSpecimen Inc., a Delaware corporation (the “Company”), to attract, retain, and motivate employees, officers, directors, consultants, and other service providers by providing them with opportunities for stock ownership and other equity-based incentives that are intended to align their interests with those of the Company’s stockholders.

2. Effective Date and Term of Plan

The 2025 Plan shall become effective as of December [*], 2025 (the “Effective Date”), subject to the approval of the Company’s stockholders. Unless earlier terminated by the Board pursuant to Section 15, the 2025 Plan shall remain in effect until the tenth (10th) anniversary of the Effective Date.

3. Administration

(a) Administration by Committee. The 2025 Plan shall be administered by the Board of Directors of the Company (the “Board”) or by such committee of the Board as the Board may designate (the “Committee”). The Committee shall consist solely of two or more members of the Board who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, as “independent directors” under the Nasdaq Listing Rules.

(b) Authority of Committee. The Committee shall have full power and authority to administer the 2025 Plan, including, without limitation, the authority to:

(i) determine the individuals to whom Awards shall be granted under the 2025 Plan;

(ii) determine the type, size, and terms of each Award, including the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be covered by each Award;

(iii) determine the time and manner in which Awards are to be granted, exercised, vested, settled, and forfeited; and

(iv) interpret and construe the 2025 Plan and adopt such rules and regulations for its administration as it may deem advisable. All decisions of the Committee shall be final, binding, and conclusive on all persons.

4. Eligibility

All employees, officers, directors, consultants, and advisors of the Company or of any present or future parent or subsidiary corporation (as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”)) shall be eligible to receive Awards under the 2025 Plan, provided that only employees of the Company or of any parent or subsidiary may be granted incentive stock options (“ISOs”) under Section 422 of the Code.

5. Stock Subject to the Plan

(a) Share Reserve. A total of 1,000,000 shares of Common Stock shall be reserved for issuance under the 2025 Plan (the “Share Pool”), subject to adjustment as provided in Section 14.

(b) Recycling of Shares. Shares covered by an Award that expire or are forfeited, canceled, surrendered, or otherwise terminated without issuance of such shares, or that are settled in cash rather than shares, shall again be available for grant under the 2025 Plan. Shares used to pay an exercise price or withholding taxes shall not again become available.

6. Types of Awards

Awards under the 2025 Plan may be granted in any one or more of the following forms: (i) ISOs, (ii) non-qualified stock options (“NQSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock, (v) restricted stock units (“RSUs”), (vi) performance shares or performance units, and (vii) other stock-based awards, as the Committee shall determine.

7. Options

(a) Option Grants. Each option shall be evidenced by an Award Agreement specifying the number of shares subject thereto, the exercise price, and such other terms as the Committee may determine.

(b) Exercise Price. The per-share exercise price of each option shall not be less than 100% of the fair market value (“FMV”) of the Common Stock on the date of grant (110% for ISOs granted to a 10% stockholder).

(c) Term of Options. No option shall be exercisable after the tenth (10th) anniversary of its grant date.

(d) Vesting and Exercise. Options shall vest and become exercisable in such manner as the Committee may determine. An option shall be exercised by written notice and payment in full of the exercise price by cash, check, previously-owned shares, net exercise, or other methods approved by the Committee.

(e) Termination of Employment. Except as otherwise provided in the Award Agreement, options shall remain exercisable for three (3) months following termination of service (twelve (12) months in the case of death or disability). Unvested portions shall be forfeited upon termination.

8. Stock Appreciation Rights

A SAR entitles the participant, upon exercise, to receive an amount equal to the excess of the FMV of a share of Common Stock on the exercise date over the grant price, multiplied by the number of SARs exercised. Payment may be made in cash, shares, or a combination thereof, as determined by the Committee. No SAR shall have a term exceeding 10 years.

9. Restricted Stock and Restricted Stock Units

(a) Grant. The Committee may award shares of restricted stock or RSUs subject to such conditions as it deems appropriate, including continued service or performance goals.

(b) Restrictions. Restricted stock may not be sold, transferred, pledged, or otherwise disposed of until the restrictions lapse. RSUs represent a right to receive shares or cash in the future upon satisfaction of vesting conditions.

(c) Voting and Dividends. Unless otherwise determined by the Committee, holders of restricted stock shall have voting rights and shall receive dividends, if any, subject to the same restrictions as the underlying shares. RSUs shall not confer voting rights.

10. Performance Awards

The Committee may grant performance-based Awards, including performance shares or performance units, that become earned and payable based on the achievement of performance goals established by the Committee, which may be based on financial, operational, or other metrics. The Committee shall certify the achievement of such goals prior to payment.

11. Other Stock-Based Awards

The Committee may grant other Awards that are denominated in, payable in, valued by reference to, or otherwise based on shares of Common Stock, including unrestricted stock awards or deferred share units, on such terms as it determines.

12. Change in Control

In the event of a Change in Control (as defined by the Committee), the Committee may, without the consent of any participant, take one or more of the following actions with respect to outstanding Awards: (i) provide for the assumption or substitution of Awards; (ii) provide that Awards shall become fully vested and exercisable; (iii) cancel Awards in exchange for cash or other consideration; or (iv) take any combination of the foregoing.

13. Transferability

Except as otherwise provided by the Committee, Awards shall not be sold, assigned, transferred, pledged, or otherwise encumbered other than by will or by the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by the participant.

14. Adjustments

In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, spin-off, or similar corporate transaction affecting the Company’s Common Stock, the Committee shall make equitable adjustments to the number and class of shares reserved under the 2025 Plan and to each outstanding Award, to prevent dilution or enlargement of rights.

15. Amendment and Termination

The Board may amend, alter, suspend, or terminate the 2025 Plan at any time; provided, however, that stockholder approval shall be obtained for any amendment that (i) increases the number of shares available under the 2025 Plan (other than adjustments under Section 14), (ii) materially expands the class of eligible participants, or (iii) as otherwise required by applicable law or Nasdaq Listing Rules. No amendment shall impair outstanding Awards without the participant’s consent.

16. Clawback and Recoupment

All Awards shall be subject to the Company’s compensation recovery and clawback policies as may be in effect from time to time and to any requirements under applicable laws and regulations.

17. No Right to Employment

Nothing in the 2025 Plan or in any Award Agreement shall confer on any individual any right to continued employment or service with the Company or any subsidiary, or interfere with the Company’s right to terminate any such relationship at any time.

18. Securities Law Compliance

No shares shall be issued under the 2025 Plan unless and until the issuance and delivery comply with all applicable federal and state securities laws, rules of Nasdaq, and any other applicable laws.

19. Tax Withholding

The Company shall have the right to require payment from a participant of any federal, state, or local taxes required by law to be withheld with respect to any Award, and may satisfy such withholding by deducting shares otherwise issuable or by other means approved by the Committee.

20. Governing Law

The 2025 Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

Adopted by the Board of Directors: [*], 2025
Approved by the Stockholders: [*], 2025

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